UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 1, 2017
Atkore International Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue Harvey, Illinois	60426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(708) 339-1610

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02     Results of Operations and Financial Condition
The information presented under Item 8.01 is incorporated herein by reference.
Item 8.01    Other Events
Atkore International Group Inc. (the "Company") has implemented a realignment (the "Realignment") of its segment financial reporting structure. The Company has two operating segments which are also its reportable segments, Electrical Raceway and Mechanical Products and Solutions ("MP&S"). All of the Company's international businesses which are within the Europe, Middle East and Africa ("EMEA") and Asia Pacific ("APAC") regions have historically been reported in the MP&S segment despite having some Electrical Raceway content. Due to the cumulative effect of the organic growth of these Electrical Raceway products and the Company's recent acquisitions in these areas (Marco Cable Management and Flexicon Industries), these international businesses will now be reported in the Electrical Raceway segment.

The Realignment reflects how the Company's Chief Operating Decision Maker now assesses the operating performance and allocates resources regarding the Electrical Raceway segment, and was effective in the fourth quarter of fiscal 2017.

The Realignment had no impact on the Company’s previously reported consolidated net sales, operating income, net income or earnings per share. The Realignment resulted in a transfer of net sales and Adjusted EBITDA from the MP&S segment to the Electrical Raceway segment. The Company will apply the impact of these changes to all periods presented in its annual report on Form 10-K for the year ended September 30, 2017.

As a convenience to investors who may want to consider the effects of this change, the Company has voluntarily provided unaudited recasted Adjusted net sales and segment Adjusted EBITDA for the nine months ended June 30, 2017 and fiscal years 2016 and 2015. Also included are the Company's quarterly Adjusted net sales and segment Adjusted EBITDA results for fiscal 2016 and the first three quarters of fiscal 2017.

The Company uses Adjusted net sales to facilitate comparisons of reported net sales from period to period within its MP&S segment. Such measurements are not prepared in accordance with U.S. GAAP and should not be considered in isolation or as an alternative to reported results determined in accordance with U.S. GAAP. The Company believes the non-GAAP disclosure of Adjusted net sales provides investors with useful supplemental information regarding the performance of the Company’s ongoing business operations. In August 2015, the Company announced plans to exit the Fence and Sprinkler product lines in order to re-align the Company's long-term strategic focus (the "F&S Exit"). These product lines were exited during the first quarter of fiscal 2016. Adjustments to net sales resulting from the F&S Exit were not impacted by the Realignment.

Both of the Company's segments use Adjusted EBITDA as the primary measure of profit and loss. Segment Adjusted EBITDA is the sum of income (loss) from operations before income taxes, adjusted to exclude unallocated expenses, depreciation and amortization, gain (loss) on extinguishment of debt, interest expense, net, restructuring and impairments, stock-based compensation, legal matters, consulting fees, transaction costs, gain on sale of joint venture and other items, such as lower of cost or market inventory adjustments, release of indemnified uncertain tax positions, the impact of foreign exchange gains or losses and the impact from the Fence and Sprinkler exit. Prior to fiscal 2017, income (loss) before income taxes was also adjusted to exclude net periodic pension benefit cost and anti-microbial coated steel sprinkler pipe ("ABF") product liability. Beginning in fiscal 2017, these costs are no longer excluded. Prior fiscal years were not restated for this change due to the relative insignificance and nature of these amounts.

ATKORE INTERNATIONAL GROUP INC.
(Unaudited)

The table below presents net sales for the nine months ended June 30, 2017 and the fiscal years ended September 30, 2016 and September 25, 2015. Reconciliations of net sales to Adjusted net sales are also presented for periods prior to the F&S Exit.

	Nine months ended June 30, 2017	Fiscal year ended September 30, 2016			Fiscal year ended September 25, 2015
(in thousands)	Net sales	Net sales	Impact of Fence and Sprinkler exit	Adjusted net Sales	Net sales	Impact of Fence and Sprinkler exit	Adjusted net Sales
Electrical Raceway	$801,657	$1,068,630	$—	$1,068,630	$1,080,276	$—	$1,080,276
MP&S	307,525	456,821	(7,816)	449,005	650,217	(178,593)	471,624
Eliminations	(1,055)	(2,067)	—	(2,067)	(1,325)	—	(1,325)
Consolidated operations	$1,108,127	$1,523,384	$(7,816)	$1,515,568	$1,729,168	$(178,593)	$1,550,575

The following table presents net sales for the first three quarters of fiscal 2017 and the quarterly periods of fiscal 2016. A reconciliation of net sales to Adjusted net sales is also presented for the quarter ended December 25, 2015.

	Net sales
(in thousands)	June 30, 2017	March 31, 2017	December 30, 2016
Electrical Raceway	$288,277	$270,995	$242,385
MP&S	109,664	102,180	95,681
Eliminations	(196)	(384)	(475)
Consolidated operations	$397,745	$372,791	$337,591

	September 30, 2016	June 24, 2016	March 25, 2016	December 25, 2015
(in thousands)	Net sales	Net sales	Net sales	Net sales	Impact of Fence and Sprinkler exit	Adjusted net Sales
Electrical Raceway	$299,055	$281,782	$248,325	$239,468	$—	$239,468
MP&S	117,760	114,583	105,222	119,256	(7,816)	111,440
Eliminations	(576)	(641)	(501)	(349)	—	(349)
Consolidated operations	$416,239	$395,724	$353,046	$358,375	$(7,816)	$350,559

The table below presents Adjusted EBITDA for the nine months ended June 30, 2017 and the fiscal years ended September 30, 2016 and September 25, 2015, respectively.

	Adjusted EBITDA
(in thousands)	Nine months ended June 30, 2017	Fiscal year ended September 30, 2016	Fiscal year ended September 25, 2015
Electrical Raceway	$138,465	$181,939	$112,544
MP&S	$48,601	$81,199	$73,737

The following table presents Adjusted EBITDA for the quarterly periods of fiscal 2016 and the nine months ended June 30, 2017:

	Adjusted EBITDA
(in thousands)	June 30, 2017	March 31, 2017	December 30, 2016	September 30, 2016	June 24, 2016	March 25, 2016	December 25, 2015
Electrical Raceway	$49,661	$46,687	$42,117	$48,722	$54,868	$43,232	$35,117
MP&S	$17,363	$15,457	$15,781	$20,639	$20,591	$21,276	$18,693

About Atkore International Group Inc.

Atkore International Group Inc. delivers a unique portfolio of integrated electrical raceway solutions that deploy, isolate and protect a structure’s electrical circuitry from source to outlet. With 3,500 employees and 61 manufacturing and distribution facilities worldwide, we meet our customers’ needs by providing unmatched quality, delivery and value across a robust product line that includes steel, PVC and aluminum conduit, armored cable and flexible conduits, metal framing, wire baskets, cable trays and other complementary products including fittings and mechanical tube. To learn more, please visit at www.atkore.com.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INTERNATIONAL GROUP INC.

Date: November 1, 2017	By:	/s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary